Exhibit 99.1
FOR IMMEDIATE RELEASE:

The Medicines Company Reports First Quarter 2014 Financial Results

First Quarter Net Revenues Rise 14%, Adjusted Net Income(1) Rises 25%; Company continues year-over-year growth in revenue

PARSIPPANY, NJ -- (MARKETWIRE) -- 04/23/2014 --The Medicines Company (NASDAQ: MDCO), a global company focused on saving lives, alleviating suffering, and improving the economic efficiency of the world's leading hospitals, today announced first quarter financial results for 2014.

Highlights for the first quarter of 2014:

Worldwide net revenue increased by 14% to $177.2 million for the first quarter of 2014 from $155.8 million in the first quarter of 2013 driven by:

•
Worldwide Angiomax® (bivalirudin)/Angiox® (bivalirudin) revenue, which was up 9% from $142.9 million in 2013 to $155.7 million in 2014, driven by United States growth (up from $131.3 million in 2013 to $146.2 million in 2014).

•
Recothrom® Thrombin topical (recombinant) sales were $13.5 million in the US in the first quarter of 2014. Sales during the first quarter of 2013 were $8.6 million, after we licensed Recothrom in the United States in February 2013.

•	Other products including Argatroban RTU, Cleviprex® (clevidipine), Minocin IV and injectable generics recorded sales in the first quarter of 2014 of $8.0 million.

Net loss for the first quarter of 2014 was $5.0 million, or $0.08 per share, compared with net loss of $11.6 million, or $0.21 per share for the first quarter of 2013.

Adjusted net income(1) for the first quarter of 2014 increased 25% to $22.1 million, or $0.33 per share(1), compared to adjusted net income(1) of $17.7 million, or $0.31 per share(1) for the first quarter 2013.

Glenn Sblendorio, President and Chief Financial Officer, stated, “The first quarter was a strong start to the year for us with continued revenue growth. We remain focused on the progression of our late stage portfolio through regulatory filings, reimbursement processes, and manufacturing to execute on the six product launches anticipated in the next 18 months.”

“We are continuing to execute the needed steps with our acute/intensive care portfolio. We now have 6 new molecular entity regulatory submissions under review at the FDA and the EMA, spanning our three areas of focus in leading hospitals, namely: acute cardiovascular care, surgery and perioperative care, and serious infectious disease care” said Clive Meanwell, Chairman and Chief Executive Officer. “We are very focused on execution right now."

(1) Adjusted net income and adjusted earnings per share are non-GAAP financial performance measures with no standardized definitions under US GAAP. For further information and a detailed reconciliation, refer to the Non-GAAP Financial Performance Measures and Reconciliations of GAAP to Adjusted Net income sections of this release for explanations of the amounts excluded and included to arrive at adjusted net income and adjusted earnings per share amounts.

Conference Call Information
There will be a conference call with management today at 8:30 a.m. Eastern Time to discuss first quarter 2014 financial results, operational developments, and outlook. The conference call will be available via phone and webcast. The webcast can be accessed at www.themedicinescompany.com.
Domestic Dial In: +1 (877) 359-9508
International Dial In: +1 (224) 357-2393
Passcode for both dial in numbers: 27882505
Replay is available from 11:30 a.m. Eastern Time following the conference call through May 7, 2014. To hear a replay of the call dial +1 855 859-2056 (domestic) and +1 404 537-3406 (international). Passcode for both dial in numbers is 27882505.
NON-GAAP FINANCIAL PERFORMANCE MEASURES
In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted net income and adjusted earnings per share measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. Adjusted net income excludes upfront collaboration payments, amortization of acquired intangible assets, deal related charges, restructuring charges, stock-based compensation expense, changes in contingent consideration, non-cash interest and net income tax adjustments. See the attached Reconciliations of GAAP to Adjusted Net Income and Adjusted Earnings Per Share for explanations of the amounts excluded and included to arrive at adjusted net income and adjusted earnings per share amounts for the three months ended March 31, 2014 and March 31, 2013.
These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items. Other companies may define these measures in different ways.
About The Medicines Company
The Medicines Company's purpose is to save lives, alleviate suffering, and contribute to the economics of healthcare by focusing on 3,000 leading acute/intensive care hospitals worldwide. Its vision is to be a leading provider of solutions in three areas: acute cardiovascular care, surgery and perioperative care, and serious infectious disease care. The company operates in the Americas, Europe and the Middle East, and Asia Pacific regions with global centers today in Parsippany, NJ, USA and Zurich, Switzerland.

Forward Looking Statements
Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes," "anticipates" and "expects" and similar expressions, including the Company's preliminary revenue results, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the extent of the commercial success of Angiomax, the Company's ability to develop its global operations and penetrate foreign markets, whether the Company's products will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether physicians, patients and other key decision makers will accept clinical trial results, and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company's Annual Report on Form 10-K filed on March 3, 2014, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

Contact:
Neera Dahiya Ravindran, MD
The Medicines Company
Vice President, Investor Relations & Strategic Planning
+1 (973) 290-6044
neera.ravindran@themedco.com

The Medicines Company
Condensed Consolidated Statements of Income (Loss)
(unaudited)
(in thousands, except per share data)	Three months ended March 31,
	2014	2013

Net revenue	$177,235	$155,753
Operating expenses:
Cost of revenue	66,867	56,714
Research and development	31,096	58,196
Selling, general and administrative	64,521	63,482
Total operating expenses	162,484	178,392

Income (loss) from operations	14,751	(22,639)
Co-promotion and profit share income	6,020	3,750
Interest expense	(3,860)	(3,674)
Other income	179	198
Income (loss) before income taxes	17,090	(22,365)
(Provision) benefit for income taxes	(22,095)	10,759

Net loss	(5,005)	(11,606)
Net loss attributable to non-controlling interest	9	33
Net loss attributable to The Medicines Company	$(4,996)	$(11,573)

Loss per common share attributable to The Medicines Company:
Basic	$(0.08)	$(0.21)
Diluted	$(0.08)	$(0.21)
Weighted average number of common shares outstanding:
Basic	64,152	54,047
Diluted	64,152	54,047

Balance Sheet Items
(in thousands)	March 31,	December 31,
	2014	2013
	(unaudited)

Cash and cash equivalents	$378,376	$376,727
Total assets	$1,740,695	$1,741,282
Convertible senior notes (due 2017)	$238,683	$236,088
The Medicines Company stockholders' equity	$904,651	$892,161

The Medicines Company
Reconciliation of GAAP to Adjusted Net Income and Adjusted Earnings Per Share
(unaudited)

		Three months ended December 31,
(in thousands, except per share data)		2013	2012

Net loss attributable to The Medicines Company - GAAP		$(4,996)	$(11,573)
Before tax adjustments:
Cost of revenue:
Stock based compensation expense	(1)	82	59
Amortization of acquired intangible assets	(2)	5,090	3,809
Restructuring charges	(3)	—	573
Research and development:
Stock based compensation expense	(1)	1,333	791
Restructuring charges	(3)	—	1,146
Upfront collaboration payments	(4)	—	25,000
Selling, general and administrative:
Stock based compensation expense	(1)	5,957	3,761
Amortization of acquired intangible assets	(2)	1,547	1,128
Change in contingent value rights	(5)	2,264	(364)
Restructuring charges	(3)	—	4,438
Expenses incurred for certain transactions	(6)	—	3,588
Other:
Non-cash interest expense	(7)	2,914	2,728
Net income tax adjustments	(8)	7,918	(17,386)
Net income attributable to The Medicines Company - Adjusted		$22,109	$17,698

Net income per share attributable to The Medicines Company - Adjusted
Basic		$0.34	$0.33
Diluted	(9)	$0.33	$0.31
Weighted average number of common shares outstanding:
Basic		64,152	54,047
Diluted - Adjusted	(9)	66,654	57,161
Explanation of Adjustments:
(1) Exclude share based compensation of $7,372 and $4,611 for three months ended March 31, 2014 and March 31, 2013.
(2) Exclude amortization of intangible assets resulting from transactions with Nycomed, CSL, APP, Teva, and BMS.
(3) Exclude restructuring charges relating to headcount reduction of $6,157 for three months ended March 31, 2013.
(4) Exclude upfront payments for research and development collaboration arrangements.
(5) Exclude changes in contingent value rights due to shareholders of Targanta Therapeutics, Incline Therapeutics, ProFibrix and Rempex.
(6) Exclude charges related to the acquisition of Incline and license of Recothrom.
(7) Exclude non-cash interest expense related to convertible senior notes.
(8) Net income tax adjustments reflect the estimated tax effect of the above adjustments and the impact of certain other non-operating tax adjustments.
(9) Reflects impact of note hedge transactions on outstanding diluted share amounts and net income per share associated with convertible senior notes.

In addition to the financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted financial measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items. Other companies may define these measures in different ways.